Exhibit 10.28

                       RIGHT MANANGEMENT CONSULTANTS, INC.

                     AMENDMENT TO ARTICLES OF INCORPORATION

                  AS ADOPTED BY THE SHAREHOLDERS ON MAY 1, 2003



         Article  5  of  this  Corporation's   Articles  of  Incorporation,   as
         previously amended, shall be further amended to read in its entirety as follows:


         "The aggregate number of share that this Corporation will have authority to issue is:

            1. One hundred Million (100,000,000) shares of Common Stock, par value of $0.01 per share; and

            2. One Million (1,000,000) shares of Preferred Stock, no par value.

         The Board of Directors may issue in one or more class or series, shares of Preferred Stock, with full, limited, multiple, fractional or not voting rights, and with such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights or other special or relative rights as shall be fixed from time to time by the Board of Directors.

         Shareholders shall not have the right to cumulate their shares in voting for the election of directors."